UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2021 (August 3, 2021)

SILVERGATE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-39123	33-0227337
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4250 Executive Square, Suite 300, La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 362-6300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	SI	New York Stock Exchange

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On August 4, 2021, Silvergate Capital Corporation (the "Company") issued and sold 8,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of 5.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”). On August 3, 2021, the Company filed articles supplementary to its articles of incorporation, as amended (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (the “Maryland Department”), establishing the voting powers, designations, preferences, special rights, and qualifications of the Series A Preferred Stock. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series A Preferred Stock (including, dividend, voting, redemption and liquidation rights). The Depositary Shares were sold in a public offering under the Company’s Registration Statement on Form S-3, as amended (File No. 333-252258) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission and pursuant to an underwriting agreement, dated as of July 28, 2021 (the "Underwriting Agreement"), with Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc. and UBS Securities LLC, as representatives of the several underwriters listed on Schedule I thereof.

Under the terms of the Series A Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or otherwise acquire its common stock or any preferred stock ranking on parity with or junior to the Series A Preferred Stock is subject to certain restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A Preferred Stock for the immediately preceding dividend period. The Series A Preferred has a liquidation preference of $1,000 per share.

The description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the Articles Supplementary, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated as of August 4, 2021 (the “Deposit Agreement”), by and among the Company, American Stock Transfer & Trust Company, LLC, acting as depositary, and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. The Series A Preferred Stock were deposited against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is attached hereto as Exhibit 4.1 and the form of Depositary Receipt is attached hereto as Exhibit 4.2. The foregoing description of the Deposit Agreement is entirely qualified by reference to such exhibit, which is incorporated by reference herein.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On August 3, 2021, the Company filed the Articles Supplementary with the Maryland Department, supplementing the Company’s articles of incorporation, as amended, by establishing the newly authorized Series A Preferred Stock of the Company consisting of 200,000 authorized shares. The Articles Supplementary were accepted for record, and became effective, on August 4, 2021. The terms of the Series A Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Articles Supplementary, which is attached hereto as Exhibit 3.1, both of which are incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS.

On August 4, 2021, the Company completed the issuance and sale of 8,000,000 Depositary Shares pursuant to the Underwriting Agreement. The Depositary Shares were issued pursuant to the Deposit Agreement. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1. A copy of the Deposit Agreement is attached hereto as Exhibit 4.1 and the form of Depositary Receipt representing the Depositary Shares is included as Exhibit A of the Deposit Agreement. A copy of the legal opinion as to the legality of the issuance and sale of the Depositary Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 5.1 and 23.1 of this Current Report on Form 8-K are hereby incorporated by reference into the Company’s Registration Statement on Form S-3, as amended (File No. 333-252258).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 28, 2021, by and among Silvergate Capital Corporation, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc. and UBS Securities LLC (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K filed on July 30, 2021)
3.1	Articles Supplementary of 5.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A
4.1	Deposit Agreement, dated August 4, 2021, by and among Silvergate Capital Corporation, American Stock Transfer and Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts described therein
4.2	Form of Depositary Receipt (included in Exhibit 4.1 hereto)
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERGATE CAPITAL CORPORATION

Dated: August 4, 2021	By:	/s/ Alan J. Lane
Alan J. Lane President and Chief Executive Officer